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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-37923) pertaining to the 1996 Stock Option Plan of Caribiner International, Inc. of our report, dated December 18, 1998, with respect to the consolidated financial statements of Caribiner International, Inc., which are included in the Annual Report on Form 10-K for the year ended September 30, 1998.

                                                 /s/ Ernst & Young LLP


New York, New York
December 29, 1998